                                 CompuTrac, Inc.                    Exhibit 11.1

COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARES

                                                                       1999             1998
                                                                   -----------      -----------
Basic EPS

Three-month period ended October 31:

         Net income (loss)                                         $    39,107      $  (183,387)

         Shares issued and outstanding at beginning of period        6,384,854        6,229,438

         Issuance of common stock                                        9,766           14,213
                                                                   -----------      -----------

         Weighted average number of shares outstanding               6,394,620        6,243,651
                                                                   ===========      ===========

         Basic earnings per share:

         Net income (loss)                                         $      0.01      $     (0.03)
                                                                   ===========      ===========

Nine-month period ended October 31:

         Net income (loss)                                         $   261,635      $  (746,373)

         Shares issued and outstanding at beginning of period        6,467,197        6,277,698

         Issuance of common stock                                       29,623           35,062

         Purchase of treasury shares                                  (103,199)         (56,472)
                                                                   -----------      -----------

         Weighted average number of shares outstanding               6,393,621        6,256,288
                                                                   ===========      ===========

         Basic earnings per share:

         Net income (loss)                                         $      0.04      $     (0.12)
                                                                   ===========      ===========

                                 CompuTrac, Inc.                   Exhibit 11.2

COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARES

                                                                       1999             1998
                                                                   -----------      -----------
Diluted EPS

Three-month period ended October 31:

         Net income (loss)                                         $    39,107      $  (183,387)

         Shares issued and outstanding at beginning of period        6,384,854        6,229,438

         Issuance of common stock                                        9,766           14,213

         Common stock equivalents                                       96,491               --
                                                                   -----------      -----------

         Weighted average number of shares outstanding               6,491,111        6,243,651
                                                                   ===========      ===========

         Diluted earnings per share:

         Net income (loss)                                         $      0.01      $     (0.03)
                                                                   ===========      ===========

Nine-month period ended October 31:

         Net income (loss)                                         $   261,635      $  (746,373)

         Shares issued and outstanding at beginning of period        6,467,197        6,277,698

         Issuance of common stock                                       29,623           35,062

         Purchase of treasury shares                                  (103,199)         (56,472)

         Common stock equivalents                                      158,725               --
                                                                   -----------      -----------

         Weighted average number of shares outstanding               6,552,346        6,256,288
                                                                   ===========      ===========

         Diluted earnings per share:

         Net income (loss)                                         $      0.04      $     (0.12)
                                                                   ===========      ===========